Exhibit 99.1

LOOP INDUSTRIES, INC.

Investor Presentation: Transitioning to Global Commercial Scale

DISCLAIMER

This presentation of Loop Industries, Inc., a Nevada corporation ("Loop", the "Company," "we," or "our"), is dated October 1, 2026, and contains "forward-looking information" and "forward-looking statements" within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and as defined in the U.S. Private Securities Litigation Reform Act of 1995 (collectively, "forward-looking statements"). Such forward-looking statements include, but are not limited to, statements with respect to our objectives and the strategies to achieve these objectives, as well as information with respect to our beliefs, plans, expectations, anticipations, estimates and intentions. Forward-looking statements may be preceded by the words "intends", "may", "will", "plans", "expects", "anticipates", "should", "could", "projects", "predicts", "estimates", "aims", "believes", "hopes", "potential", "continue", "target", "would" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond our control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) our ability to commercialize our technology and products, (ii) the status of our relationships with our partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding relative to our current and future financial commitments, (vi) our ability to continue as a going concern, (vii) engineering, contracting, and building our manufacturing facilities, (viii) our ability to scale, manufacture, and sell our products and to license our technology in order to generate revenues, (ix) our proposed business model and our ability to execute it, (x) our ability to obtain the necessary approvals or satisfy any closing conditions in respect of any of our proposed partnerships, (xi) our joint venture projects and our ability to recover certain expenditures in connection to them, (xii) adverse effects on our business and operations as a result of increased regulatory, media, or financial reporting scrutiny, practices, rumors, or otherwise, (xiii) public health issues, such as disease epidemics, which may lead to reduced access to capital markets, supply chain disruptions, and government-imposed business closures, (xiv) war, regional tensions, and economic or other conflicts that could impact market stability and our business; (xv) the effect of the continuing worldwide macroeconomic uncertainty and its impacts, including inflation, market volatility and fluctuations in foreign currency exchange and interest rates, (xvi) the outcome of any SEC investigations or class action litigation filed against us, (xvii) our ability to hire and/or retain qualified employees and consultants, (xviii) other events or circumstances over which we have little or no control, and (xix) other factors discussed in our filings we have made and may make in the future with the Securities and Exchange Commission ("SEC"), which are available on the SEC's website at http://www.sec.gov. Investors and security holders are urged to read these documents. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise, unless otherwise required by law.

Important assumptions relating to the forward-looking statements contained in this presentation include assumptions concerning Loop's future growth potential, competitive conditions, results of operations, future prospects and opportunities, industry trends and the economic conditions. Our management has included estimates which are based primarily on management's experience in the industry, assessments of our results of operations, discussions and negotiations with third parties and a review of information filed by our competitors with the SEC or otherwise publicly available. In addition, statements that "we believe" and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

This presentation is for informational purposes only and shall not constitute an offer to purchase, sell or exchange any security, a solicitation of any offer to purchase, sell or exchange any security, or a recommendation or advice regarding any security of Loop. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined if this presentation is truthful or complete.

Certain data in this presentation was obtained from various external sources, and neither Loop nor its affiliates, advisers or representatives have verified such data with independent sources. Accordingly, neither Loop nor any of its affiliates, advisers or representatives make any representations as to the accuracy or completeness of that data or to update such data after the date of this presentation. Such data involves risks and uncertainties and is subject to change based on various factors.

The trademarks included herein are the property of the owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of the products or services of Loop. This presentation has been prepared solely for informational purposes. Neither the information contained in this presentation, nor any further information made available by Loop or any of its affiliates or employees, directors, representatives, officers, agents or advisers in connection with this presentation will form the basis of or be construed as a contract or any other legal obligation.

Executive Summary — Pivot to Commercial Scale

Strategic Inflection Point

Moving past R&D into active debt syndication and project execution, driving toward commercialization at scale.

Proof of Concept

Transitioning proprietary depolymerization technology into global production, anchored by the Infinite Loop™ India facility.

Owner-Operator Alignment

Daniel Solomita, CEO, owns approximately 45% of the Company's outstanding common stock, ensuring significant economic alignment between executive execution and long-term shareholder value.

Elevated Governance

Jeff Geygan appointed Chairman of the Board (September 2026), separating the Chairman and CEO roles. Past Chairman of Climb Global Solutions (NASDAQ: CLMB) and Rocky Mountain Chocolate Factory (NASDAQ: RMCF); Executive Chairman of Global Value Investment Corporation (GVIC). Founder Daniel Solomita continues as CEO and a Director.

Institutional Backing

GVIC, a significant Loop shareholder, is targeting a 10% equity stake; LOOP is backed by multi-year global brand offtakes (e.g., Nike), licensing agreements and key supplier partnerships.

Shareholder Value Creation

Maximizing long-term shareholder value is the primary objective guiding execution of the strategic plan, with every capital allocation, JV, and licensing decision measured against per-share value creation.

Executive Summary & Strategic Evolution

First Mover Advantage

Transforming global polyester recycling with a technologically proven, commercially validated circular solution.

Commercial Execution

Moving from R&D to global rollout, with a new joint venture facility in India targeted for completion in late 2028 and a licensed facility in Germany targeted for completion in 2030.

Asset-Light Model

Combining direct JV investments with a capital efficient global technology licensing/royalty revenue strategy to maximize ROI.

Executive Leadership & Governance Experience

Owner-Operator Alignment	Founder and CEO Daniel Solomita maintains approximately 45% of the Company's outstanding common stock (~22M shares), ensuring maximum skin in the game and direct alignment between executive execution and long-term shareholder value.
Elevated Corporate Governance	Effective September 8, 2026, Jeff Geygan was appointed Chairman of the Board, separating the Chairman and CEO roles and bringing deep capital-markets and public-company governance experience.
Clear Division of Responsibilities	The Chairman leads Board oversight of corporate strategy, governance, capital allocation and shareholder interests, while the CEO remains directly responsible for commercial execution in India and Europe, partnerships, customer relationships and financing strategy.
Institutional Conviction	As Executive Chairman of GVIC, a significant Loop shareholder scaling its ownership toward at least 10%, Mr. Geygan brings direct economic alignment with shareholders.

Substantial Addressable Market Opportunity

Global Market Scale

The global PET and polyester market exceeds 100 million metric tons annually across packaging and textile applications, with continued growth expected over the coming decade.

Massive Expansion Ceiling

Opening 10 full-scale Loop facilities at 70k MTPA would capture approximately 6% of recycled polyester and <1% of total polyester market.

Regulatory Tailwinds

Strict global regulatory mandates—EU Extended Producer Responsibility (2028), India 40% recycled content (2025-26),* California 50% target (2030).

* Source: Plastic Waste Management (Amendment) Rules, 2026 says that, beginning April 1, 2026, brands using Category I rigid plastic packaging—including PET bottles—must use 40% recycled PET content during FY 2026–27.

Favorable Economics & Commercialization Strategy

Direct Investment (JVs)

Targeting low-cost manufacturing regions to maximize margins, technology royalties, and facility profits.

Asset-Light Licensing

Accelerating global rollout through up-front license fees, recurring royalties, and modular plant sales.

Margin Expansion

Transforming low-value or zero-value waste (textiles, opaque plastics) into premium, virgin-quality resin.

Attractive Economics

Once operational, gross and EBITDA margins are expected to be high and scalable as additional raw materials are introduced.

The Catalyst: Infinite Loop™ India

Strategic Partnership	50/50 joint venture with Ester Industries Limited (NSE: ESTER), leveraging 40 years of operational expertise in Gujarat.
Commercial Scale	Greenfield facility with our Indian joint venture partner, targeted for completion in late 2028.
Engineering Milestones	Basic engineering complete; detailed engineering advancing with Toyo Engineering India.
Funding Security	Project debt syndication underway with term sheets under review from several financial institutions.



De-Risking India Through Premium Offtakes

Nike Anchor Offtake

Multi-year agreement supplying Twist™ circular resin to Nike, reducing reliance on virgin plastics.

Revenue Diversification

Offtake agreement with Taro Plast supplying Loop™ DMT for high-value automotive and specialty polymers.

Pre-sold Demand

Binding offtake agreements, subject to the India facility becoming operational, provide visibility into future revenues and validate commercial readiness prior to facility launch.

Global Customer and Supply Chain Validation

Strategic Alliances

Partnerships established with Shinkong and Hyosung TNC, leading Asian polyester fiber producers.

SHINKONG

HYOSUNG TNC

Seamless Integration

Upcycling textile waste into Twist™ resin, directly dropped into existing spinning infrastructure.

Brand Validation

Validated and adopted by global brands including On AG, L'Occitane, Evian, and L'Oréal.











SOCIETE GENERALE

Validating the Licensing Model (Europe)

Infinite Loop™ Europe	JV with Reed Société Générale Group to deploy manufacturing facilities across Europe.
First License Secured	Dec 2024: Secured €10M initial license payment plus €10M convertible preferred security investment.
Next Target Facility	Licensed facility planned for 2030 at Industrial Park Lausitz in Germany, expected to generate engineering revenues and additional license payments.


loop
INDUSTRIES

Environmental Impact Driving Financial Opportunity

Decarbonizing Supply Chains

Reduces Global Warming Potential (GHG) by an estimated 80% compared to virgin polyester manufacturing.*

Carbon Economics

The India facility potentially saves hundreds of thousands of metric tons of CO_2e per year.

Mandate Compliance

Essential solution for global brands to meet strict 2030 corporate circularity goals.

* Source: Life Cycle Assessment of an Infinite Loop™ facility in India done by Franklin Associates, a division of ERG, compares kg for kg Loop PET vs. Virgin PET. CO_2 savings are compared to the production of virgin PET made from fossil fuels and the avoided incineration of waste used as a feedstock.

Five-Year Global Vision

Cash Flow Engine

Targeted to become a heavily cash-generative enterprise fueled by India JV free cash flow, European licensing, and engineering fees.

Commercial Horizons

India Plant 1 (late 2028) | Europe Plant 1 (2030) | India Plant 2 (2031).

Continuous Expansion

Accelerating global footprint across Europe, Asia, and North America.

Shareholder Value Mandate

Creating long-term shareholder value remains the primary objective of the plan with disciplined capital allocation, margin expansion, and returns-focused growth.

Investment Highlights & Executive Commentary

Enormous TAM & Scale

Positioned to address the 100M+ ton market; the India JV facility marks major commercial revenue inflection point.

De-Risked Execution

Backed by premium global offtakes, top engineering partners, and patented depolymerization technology.

Owner-Operator Alignment

Daniel Solomita, CEO, maintains a substantial common equity stake, ensuring maximum skin in the game and direct alignment between executive execution and long-term shareholder value.

Elevated Governance

Jeff Geygan appointed Chairman of the Board, separating the Chairman and CEO roles and strengthening oversight of strategy, governance and capital allocation.

EXECUTIVE COMMENTARY

"Jeff assuming the Chairmanship strengthens our corporate governance and alignment with shareholders, enabling me to concentrate fully on commercial and operational execution. As we seek to advance our planned project in India and engineering activities in Europe, we are working to move from technology development toward commercial and project execution."

Daniel Solomita, CEO